As filed with the Securities and Exchange Commission on October 23, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under
the Securities Act of 1933

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	46-2693615 (I.R.S. Employer Identification Number)

9363 Towne Centre Drive Suite 200 San Diego, CA 92121 (858) 332-3410
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles M. Baum, M.D., Ph.D.
President and Chief Executive Officer
Mirati Therapeutics, Inc.
9363 Towne Centre Drive
Suite 200
San Diego, CA 92121
(858) 332-3410

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll, Esq. Charles S. Kim, Esq. Sean M. Clayton, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6000	Cheston J. Larson, Esq. Matthew T. Bush, Esq. Latham & Watkins LLP 12636 High Bluff Drive, Suite 400 San Diego, CA 92130 (858) 523-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-191544)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	$7,906,250	$1,019

(1)          Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act. Includes the offering price of additional shares that the underwriters have the option to purchase.

(2)          The shares being registered pursuant to this Registration Statement are in addition to the $57,500,000 of shares registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-191544).

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 relates to the public offering of common stock of Mirati Therapeutics, Inc. contemplated by the Registration Statement on Form S-1 (File No. 333-191544), as amended (the “Prior Registration Statement”), declared effective on October 23, 2013 by the Securities and Exchange Commission, and is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the aggregate offering price of shares to be offered in the public offering by $7,906,250, including the offering price of shares that the underwriters have the option to purchase. The contents of the Prior Registration Statement, including all exhibits thereto, are hereby incorporated by reference.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 23rd day of October, 2013.

MIRATI THERAPEUTICS, INC.

By:	/s/ Charles M. Baum, M.D., Ph.D.
Charles M. Baum, M.D., Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles M. Baum, M.D., Ph.D.	President, Chief Executive Officer and	October 23, 2013
Charles M. Baum, M.D., Ph.D.	Member of the Board of Directors
(Principal Executive Officer)

/s/ Mark J. Gergen	Executive Vice President and Chief Opperations Officer	October 23, 2013
Mark J. Gergen	(Principal Financial Officer)

/s/ Jamie A. Donadio	Vice President of Finance	October 23, 2013
Jamie A. Donadio	(Principal Accounting Officer)

/s/ Rodney Lappe, Ph.D.*	Chairman of the Board and	October 23, 2013
Rodney Lappe, Ph.D.	Member of the Board of Directors

/s/ Henry J. Fuchs, M.D.*	Member of the Board of Directors	October 23, 2013
Henry J. Fuchs, M.D.

/s/ Martin Godbout, O.C., Ph.D.*	Member of the Board of Directors	October 23, 2013
Martin Godbout, O.C., Ph.D.

/s/ Craig Johnson *	Member of the Board of Directors	October 23, 2013
Craig Johnson

/s/ Peter A. Thompson, M.D.*	Member of the Board of Directors	October 23, 2013
Peter A. Thompson, M.D.

*Pursuant to Power of Attorney

By:	/s/ Charles M. Baum, M.D., Ph.D.
Charles M. Baum, M.D., Ph.D.

3

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1(a)	Power of Attorney.

(a)                                 Included on the signature page of Registration Statement on Form S-1 (File No. 333-191544), filed with the Securities and Exchange Commission on October 3, 2013, and incorporated herein by reference.

4